        Exhibit 5.1
FISHERBROYLES, LLP

Highland Park Place
4514 Cole Avenue
Dallas, TX 75205
www.FisherBroyles.com

September 10, 2020
PFSweb, Inc.
505 Millennium Drive
Allen, TX 75013

Re:	Registration Statement on Form S-3 (No. 333-______)
Ladies and Gentlemen:
We have acted as counsel to PFSweb, Inc., a Delaware corporation (the “Company”) in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.
The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $1.00 per share of the Company (“Preferred Stock”); (iii) senior debt securities of the Company (the “Senior Debt Securities”); (iv) subordinated debt securities of the Company (the “Subordinated Debt Securities”); (v) warrants to purchase any of the securities of the Company described in clauses (i), (ii), (iii) and (iv) (collectively, the “Warrants”); and (vi) units comprised of one or more of the other securities that the Company may offer under the Prospectus, in any combination (the “Units”).
Each series of the Senior Debt Securities will be evidenced by a note substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference (a “Senior Note”) and pursuant to a separate indenture (as amended or supplemented from time to time, a “Senior Indenture”) relating to the Senior Debt Securities between the Company and a trustee (a “Trustee”) to be entered into at or before the time of such offering. Each series of the Subordinated Debt Securities will be evidenced by a note substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Subordinated Note”) and pursuant to a separate indenture (as amended or supplemented from time to time, a “Subordinated Indenture”) relating to the Subordinated Debt Securities between the Company and the Trustee to be entered into at or before the time of such offering. Each of the Senior Indenture and the Subordinated Indenture (together, the “Indentures”) will be subject to and governed by the Trust Indenture Act of 1939, as amended.
Each Warrant will be issued either as a stand-alone warrant or pursuant to a warrant agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an

PFSweb, Inc.
September 10, 2020

exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Unit will be issued pursuant to a unit agreement or indenture substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Unit Agreement”).
We have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company or a duly authorized committee thereof (the “Board of Directors”), the proposed form of Senior Indenture, the proposed form of Subordinated Indenture and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of those documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.
As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, and the accuracy of statements and representations of the Company contained therein, as we have deemed appropriate as a basis for the opinions hereinafter set forth.
Our opinions set forth below are limited to (i) the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, (ii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws and (iii) the federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws. This opinion letter is limited to the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act or any other federal or state laws or regulations. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.
The opinions set forth in paragraphs 3, 4, 5 and 6 below are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (A) any waiver of stay, extension or usury laws or of unknown future rights or (B) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

PFSweb, Inc.
September 10, 2020

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:
1.When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (c) Common Stock has been duly issued and delivered against payment therefor in accordance with such corporate action, and; (d) certificates representing shares of Common Stock have been duly executed by authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
2.When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware; (b) such certificate of designation has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (d) Preferred Stock with terms so fixed has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action; and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
3.When, as and if (a) the terms of the Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (b) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Senior Indenture and any underwriting agreement or Warrant or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, then, upon the happening of such events, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

PFSweb, Inc.
September 10, 2020

4.When, as and if (a) the terms of the Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (b) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Subordinated Indenture and any underwriting agreement or Warrant or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, then, upon the happening of such events, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
6.When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
In connection with the opinions set forth above, we have further assumed that at or prior to the time of the delivery of any Registered Security (i) the Board of Directors of the Company shall have duly established the terms of such Registered Security and duly authorized the issuance and sale of such Registered Security and such authorization shall not have been modified or rescinded, (ii) each of the Company and any Trustee, as applicable, is and shall remain, validly existing as a corporation under the laws of its respective jurisdiction of incorporation, (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (iv) the Registered Securities (other than as expressly covered above in respect of the Company) and the Senior Indenture, Subordinated Indenture, Warrant Agreement and Unit Agreement, as applicable, are each valid, binding and enforceable agreements of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Registered Security.
We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

PFSweb, Inc.
September 10, 2020

FISHERBOYLES, LLP
              /s/ FisherBroyles, LLP

S.L./A.M.P.